Exhibit 10.9


                              HOLOPHANE BONUS PLAN
                            REVISED FEBRUARY 19, 1997


     Each year, the Compensation Committee will approve a list of participants in the Holophane Bonus Plan, along with the bonus participation percentage for each participant. The CEO may modify this list during the year as required by organizational changes; however, any change in Executive Officer participation will require approval of the Compensation Committee.

     Each participant has an annual target bonus equal to his salary times his bonus participation percentage. "Salary" means total base salary earned in the respective calendar year. The target for the Company bonus pool equals the total target for all participants.

Annual Bonus Plan

     Funding of the Company bonus pool will be based upon annual achievement vs. the following objectives:

                              Objective                   Weight
                             -------------               --------

                             Sales Growth                   50%
                             EBITDA Growth                  50%


     Each objective will be individually scored using interpolation based upon the following table:

                              Achievement                 Score
                             -------------               --------

                                  85%                         0%
                                  90%                        50%
                                 100%                       100%
                                 120% or more               150%  Maximum

     Scores above 100% for any objective can be earned only if EBITDA growth exceeds 5%.

     The Company performance factor will be the weighted average score of all objectives. The Company bonus pool will equal the bonus pool target times the Company performance factor.

     Payments to each participant are based upon a combination of Company performance and the achievement of individual objectives. At the beginning of the year, each participant will establish three to five individual objectives. Upon approval by the CEO, these objectives will be weighted based on priority and importance to the performance of the Company. The collective impact of these


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individual objectives is expected to exceed the corporate plan. At year-end, the
CEO will score achievement against these objectives and develop a composite individual performance factor for each participant. The scoring will utilize the above table as a guideline, but may also consider other relevant factors.

     The bonus pool will be divided among participants proportional to the individual performance factor times the participants' target bonus.

     Any  residual  left in the pool may be  distributed  by the CEO based  upon
over-achievement    of   individual    objectives    or   other    extraordinary
accomplishments.

Long-Term Bonus Plan

     Beginning at the end of 1996, and for each year thereafter, long-term bonus awards can be earned based upon growth in Company Earnings Per Share before extraordinary events, measured over the preceding three years.

     The long-term target bonus for each participant will equal the annual target bonus established for the first year of each measurement period.

     At the end of each measurement period, employees, who continue to be participants in the Bonus Plan, will be paid a long-term bonus as determined by the following table using interpolation:

        Three Year EPS Growth     % of Long-Term Target Bonus Earned
        _____________________     __________________________________

             20% Minimum                       25%
             30%                               50%
             40% or More                       100% Maximum

     For the transition period ending in 1996, the measurement period will be two years and the Earnings Per Share growth targets will be reduced by one-third.

Extraordinary Achievement Awards

     In addition to the above, an Extraordinary Achievement Fund of $25,000 will be established annually. Awards may be granted from this fund by the CEO for significant achievements by Holophane personnel not included in the Holophane Bonus Plan. Awards may be granted at any time during the year.